UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ADAPTIVE MEDIAS, INC.

(Name of Registrant as Specified in its Charter)

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ADAPTIVE MEDIAS, INC.

16795 Von Karman, #240

Irvine, CA 92606

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that our Board of Directors and the holders of a majority of our outstanding common stock have approved:

1.	An amendment to the Amended and Restated Adaptive Medias, Inc. 2010 Stock Incentive Plan, attached hereto as Exhibit A;

2.	An Agreement and Plan of Merger by and among the Company, OneScreen Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, OneScreen, Inc., a Delaware corporation, and Media Graph, Inc., a Nevada corporation and wholly-owned subsidiary of OneScreen; and

3.	A reverse split of our issued and outstanding shares of common stock, $0.001 par value, at a ratio of up to 1-for-30, which ratio shall be determined by our Board of Directors in its sole discretion, and which shall be effectuated, if at all, during the 2014 calendar year.

With the exception of Item 1 above, which was approved by our Board of Directors on December 4, 2013, this action was approved on April 14, 2014 by our Board of Directors. In addition, this action was approved by a majority of our stockholders by written consent in lieu of a special meeting effective April 14, 2014 in accordance with the relevant sections of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of the action taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  The Information Statement is first being mailed to you on or about [____], 2014.

The Information Statement is for information purposes only and explains the action taken by written consent.  Please read the accompanying Information Statement carefully.

April [__], 2014	Very truly yours,

/s/ Qayed Shareef
Qayed Shareef
Chief Executive Officer

ADAPTIVE MEDIAS, INC.

16795 Von Karman, #240

Irvine, CA 92606

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value, of Adaptive Medias, Inc., a Nevada corporation, which we refer to herein as “Company,” “we,” “our,” or “us.”  The mailing date of this Information Statement is on or about [____], 2014.  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of an action we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On April 14, 2014, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 168,261,824 shares of common stock issued and outstanding.  The common stock constitutes the sole outstanding class of voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

With the exception of Item 1 below, which was approved by our Board of Directors on December 4, 2013, on or around April 14, 2014, our Board of Directors approved:

1.	An amendment to the Amended and Restated Adaptive Medias, Inc. 2010 Stock Incentive Plan, attached hereto as Exhibit A;

2.	An Agreement and Plan of Merger by and among the Company, OneScreen Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, OneScreen, Inc., a Delaware corporation, and Media Graph, Inc., a Nevada corporation and wholly-owned subsidiary of OneScreen; and

3.	A reverse split of our issued and outstanding shares of common stock, $0.001 par value, at a ratio of up to 1-for-30, which ratio shall be determined by our Board of Directors in its sole discretion, and which shall be effectuated, if at all, during the 2014 calendar year.

On April 14, 2014 stockholders who beneficially own in the aggregate 84,596,274 shares, or approximately 50.33% of our issued and outstanding common stock, consented in writing to the above action in accordance with the Nevada Revised Statutes.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. In the ordinary course, future issuances of shares, up to the authorized number of shares provided for in our Articles of Incorporation, will not require the approval of our stockholders under Nevada law.

  The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe, ” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES

AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholders on April 14, 2014, we had issued and outstanding 168,076,986 shares of common stock and had not issued any preferred stock.  Each share of common stock is entitled to one vote on matters submitted for stockholder approval.

On April 14, 2014, the holders of 84,596,274 shares (or approximately 50.33% of the shares of common stock then outstanding) executed and delivered to the Board of Directors written consents approving the action.  Because the action was approved by stockholders holding a majority of our outstanding shares, no proxies are being solicited with this Information Statement.

The consenting stockholders are set forth below:

Name	Number of Shares	Percent

Qayed Shareef	18,628,900	11.08%
Benjamin Padnos	8,447,314	5.03%
WNA Technologies, Inc.	7,066,666	4.20%
Kasian Franks	7,050,000	4.19%
Richard A. Gates	5,413,883	3.22%
Imperial Asset Group	5,333,333	3.17%
Elliott-Hall Company Limited Partnership	4,000,000	2.38%
Elliott Management Company 401 (K)	3,166,667	1.88%
NUWA Group, LLC	3,000,000	1.78%
John B. Strong	2,936,667	1.75%
Stephen L. Elliott	2,083,334	1.24%
Kim Reed Perell	2,790,550	1.66%
Damian Ancukiewicz	2,491,947	1.48%
Nicolas Borensztein	2,491,946	1.48%
Insight Capital Consultants Corporation	2,000,000	1.19%
Sulaiman Aziz	1,480,000	0.88%
Bret Krogman	1,116,667	0.66%
David N. Dodge, Trustee David and Linda Dodge Family Trust U/A/D 3/12/2004	1,000,000	0.59%
Hoomaun Ataei	980,000	0.58%
Omar Akram	980,000	0.58%
Ignite Capital Partners, Inc.	925,000	0.55%
StartEngine Fund I LP	800,900	0.48%
Meghan O'Holleran	312,500	0.19%
Julia Ferro	100,000	0.06%

Total	84,596,274	50.33%

SECURITIES OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 14, 2014 with respect to the beneficial ownership of our common stock:

•	each stockholder believed to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from [____], 2014 upon exercise of options, warrants, or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants, and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name.

The percentage of class beneficially owned set forth below is based on 84,596,274 shares of common stock outstanding on April 14, 2014.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Class (1)
Directors and Executive Officers:

Qayed Shareef, CEO and Director (2)	18,628,900	11.08%
Abdul Parmach, Principal Accounting Officer (2)	-	-
Omar Akram, Director (2)	980,000	0.58

All directors and officers as a group (3 persons):	19,608,900	11.67%

5% Stockholders:

Qayed Shareef (2)	18,628,900	11.08%
Benjamin Padnos (3)	8,447,314	5.03%

(1)	The percent of class is based on 168,076,986 shares of our common stock issued and outstanding as of April 14, 2014.
(2)	The address for these persons is 16795 Von Karman #240, Irvine, CA 92606.
(3)	The address for this person is 221 34th Street, Manhattan Beach, CA 90266.

DISSENTERS’ RIGHTS

There is no provision in the Nevada Revised Statutes or in our Articles of Incorporation or By-laws, providing our shareholders with dissenters' rights of appraisal to demand payment in cash for their shares of common stock in connection with the implementation of any of the actions described in this Information Statement.

DELIVERY OF DOCUMENTS TO

SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future stockholders communication documents to any stockholders sharing an address to which multiple copies are now delivered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC that contain additional information about Novint.  You can inspect and copy these materials at the public reference facilities of the SEC’s office located at 100 F Street, NE, Washington, D.C. 20549 and on its web site at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section. Those persons in the United States may also call 1-202-551-8090 for further information.

Exhibit A

AMENDMENT TO

AMENDED AND RESTATED ADAPTIVE MEDIAS, INC. 2010 Stock Incentive Plan

AMENDMENT NO. 1

TO THE

MIMVI, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

This Amendment No. 1 to the Mimvi, Inc. Amended and Restated 2010 Stock Incentive Plan (the “Plan”) has been approved by the sole director of Adaptive Medias, Inc. (the “Company”) and shall be effective upon approval by the shareholders of the Company.

The Plan is hereby amended as follows:

1.	The corporate name of the Company is amended to “Adaptive Medias, Inc.”; and

2.	The first sentence of Section 3(a) is amended and restated to read as follows: Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to Awards granted under the Plan is Thirty Million (30,000,000) Shares (the “Fungible Pool Limit”).

IN WITNESS OF THE FOREGOING, the undersigned Chief Executive Officer of Adaptive Medias, Inc. (the “Company”), certified that the foregoing amendment to the Amended and Restated 2010 Stock Incentive Plan was duly adopted by the Company’s sole director on December 4, 2013.

/s/ Qayed Shareef
Qayed Shareef
Chief Executive Officer